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                                                                    EXHIBIT 23.4

                     CONSENT OF ROBERT CHARLES LESSER & CO.

To Kilroy Realty Corporation:

  As experts in real estate consulting and urban economics, we hereby consent to the use of our Regional Economic Overview and Market Analysis dated January 2, 1997 and to all references to our firm included in or made a part of this Registration Statement.

                                           /s/ Robert Charles Lesser & Co.
                                          -------------------------------------
                                               Robert Charles Lesser & Co.

Los Angeles, California

January 28, 1997